UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023 (January 30, 2023)

Semper Paratus Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Third Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 807-8832

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	LGSTU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share, included as part of the Units	LGST	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one Class A ordinary share for $11.50 per share, included as part of the Units	LGSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On January 30, 2023, shareholders (the “Initial Shareholders”) holding all of the issued and outstanding Class B ordinary shares (the “Founder Shares”) of Semper Paratus Acquisition Corporation (the “Company”) elected to convert their Class B ordinary shares into Class A ordinary shares of the Company (“Class A Shares”) on a one-for-one basis (the “Conversion”). As a result, 11,983,333 of the Company’s Class B ordinary shares were cancelled and 11,983,333 Class A Shares were issued to such converting Class B stockholders. The Initial Shareholders agreed that all of the terms and conditions applicable to the Founder Shares set forth in the Letter Agreement, dated November 3, 2021, by and among the Company, its officers, its directors and the Initial Shareholders (the “Letter Agreement”), shall continue to apply to the Class A Shares that the Founder Shares converted into, including the voting agreement, transfer restrictions and waiver of any right, title, interest or claim of any kind to the Trust Account (as defined in the Letter Agreement) or any monies or other assets held therein.

As disclosed in the definitive proxy statement the Company filed with the U.S. Securities and Exchange Commission on January 20, 2023, and amended and supplemented on January 26, 2023, 47,933,333 of the Company’s ordinary shares, consisting of (i) 35,950,000 Class A Shares and (ii) 11,983,333 Founder Shares, were issued and outstanding as of January 12, 2023. Following the Conversion, the Company has 47,933,333 Class A Shares issued and outstanding and no Class B ordinary shares issued and outstanding. A shareholder’s voting power consists of the combined voting power of the Class A Shares and Founder Shares owned beneficially by such shareholder. On all matters to be voted upon at the extraordinary general meeting of the Company’s shareholders to be held on February 3, 2023 (the “Meeting”), the holders of the Class A Shares and Founder Shares will vote together as a single class. Therefore, there has been no impact to the votes required to approve the proposals or the counting of the votes at the Meeting as a result of the Conversion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPER PARATUS ACQUISITION CORPORATION

	By:	/s/ B. Ben Baldanza
	Name:	B. Ben Baldanza
	Title:	Chief Executive Officer

Dated: January 31, 2023